Exhibit 10.1

FIRST AMENDMENT

TO THE PULMATRIX, INC. AMENDED AND RESTATED 2013 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

This FIRST AMENDMENT TO THE PULMATRIX, INC. AMENDED AND RESTATED 2013 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN (this “Amendment”), dated as of June 5, 2018, is made and entered into by Pulmatrix, Inc., a Delaware corporation (the “Company”), subject to approval by the Company’s stockholders. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Pulmatrix, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”).

RECITALS

WHEREAS, the Company sponsors and maintains the Incentive Plan in order to attract and retain the services of key employees, consultants, and directors of the Company and its affiliates;

WHEREAS, Section 32 of the Incentive Plan permits the Board of Directors of the Company (the “Board”) to amend the Incentive Plan;

WHEREAS, upon the adoption of the Incentive Plan, subject to adjustment, the Company initially reserved a total of 6,853,319 shares of its Common Stock to be issued pursuant to awards under the Incentive Plan;

WHEREAS, on June 15, 2015, the Company effected a 1-for-2.5 reverse stock split of its issued and outstanding Common Stock such that, after giving effect to the reverse stock split and other adjustments, there were 2,713,261 shares of Common Stock initially reserved for issuance under the Incentive Plan;

WHEREAS, in accordance with the “evergreen” provision in the Incentive Plan, the number of shares of Common Stock reserved for issuance under the Incentive Plan was automatically increased on January 1, 2016, January 1, 2017, and January 1, 2018 by 737,288 shares, 742,526 shares, and 903,600 shares, respectively, for a total of 5,096,675 shares reserved for issuance under the Incentive Plan;

WHEREAS, the Board desires to amend the Incentive Plan to (i) increase the aggregate number of shares of Common Stock that are reserved and may be delivered pursuant to awards under the Incentive Plan by an additional 7,403,325 shares, for an aggregate maximum total of 12,500,000 shares available under the Incentive Plan (on a post-split basis), and (ii) modify the Incentive Plan’s evergreen provision by removing the cap on the number of shares that may be reserved for issuance, so that on January 1st of each year, commencing on January 1, 2019, the number of shares reserved for issuance under the Incentive Plan will automatically increase by 5% of the number of outstanding shares of Common Stock on such date; and

WHEREAS, as of the date hereof, the Board resolved that this Amendment be adopted and that the Incentive Plan be amended as set forth herein.

NOW, THEREFORE, in accordance with Section 32 of the Incentive Plan, and subject to the approval of the Company’s stockholders, the Company hereby amends the Incentive Plan, effective as of the date hereof, as follows:

1.    Section 3 of the Incentive Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 3:

3.     SHARES SUBJECT TO THE PLAN.

(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be 12,500,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan. ISOs may be issued for up to 12,500,000 Shares issuable pursuant to this Plan.

(b)    Notwithstanding Subparagraph (a) above, on the first day of each calendar year of the Company during the period beginning in calendar year 2019, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to 5% of the number of outstanding shares of Common Stock on such date.

(c)    If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued, and any Stock Appreciation Right to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the Stock Appreciation Right. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

2.    Except as expressly amended by this Amendment, the Incentive Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

PULMATRIX, INC.

By:	/s/ Robert W. Clarke
Name:	Robert W. Clarke
Title:	Chief Executive Officer

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